Exhibit 99.1

Press Release

For information contact:

Sherry Magee

Senior Vice President, Communications

CNL Financial Group

407-650-1223

CORPORATE CAPITAL TRUST REPORTS FIRST QUARTER 2016 RESULTS

(ORLANDO, Fla.) May 13, 2016 – Corporate Capital Trust (the company), a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, announced its operating results for the quarter ended March 31, 2016. Corporate Capital Trust will host its earnings call to discuss these results on May 17, 2016. Details about the earnings call can be found below.

First Quarter 2016 Highlights

•	Originated investments comprised 55.4 percent of total investment activity for the quarter ended March 31, 2016, compared to 37.2 percent during the quarter ended March 31, 2015.

•	During the quarter ended March 31, 2016, the company raised $101.3 million from the sale of common stock, and $30.7 million from reinvested distributions. As of March 31, 2016, the company had raised more than $3.3 billion in gross proceeds since its inception.

•	For the quarter ended March 31, 2016, the company declared distributions of approximately $59.9 million, or $0.20 per share, compared to $45.8 million, or $0.20 per share, during the quarter ended March 31, 2015.

•	Approximately 51 percent of the distributions declared in each of the three months ended March 31, 2016, and March 31, 2015, were reinvested in shares of our common stock representing an additional source of capital.

•	Distributions for the quarter ended March 31, 2016, were estimated to be fully covered by taxable income available for distribution.

•	The company sold investments and received principal payments of $58.8 million and $133.3 million, respectively, during the three months ended March 31, 2016, from which it realized net losses of $12.1 million.

•	Our total cumulative return on an initial investment of $10,000 made in June 2011, assuming dividend reinvestment, grew by 26.5 percent to $12,650 as of March 31, 2016(1) (for an annualized return of 5.0 percent (2)), when including sales load. Excluding sales load, the initial investment grew by 40.6 percent to $14,056(1) (for an annualized return of 7.4 percent (2)).

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC

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Financial and Operational Highlights3

	($ in millions except per share data)
As of	March 31, 2016	Dec. 31, 2015
Total assets:	$3,931.95	$4,041.19
Borrowings – credit facilities and term loan, net of discount	$1,252.09	$1,418.66
Deemed borrowings (TRS implied leveraged classified as senior securities)	$204.16	$182.33
Total net assets	$2,614.52	$2,594.02
Net asset value per share	$8.62	$8.93
Leverage ratio ((borrowings+deemed borrowings)/adjusted total assets)	37%	40%

Portfolio Activity for the Quarter Ended	March 31, 2016	March 31, 2015
Cost of investments purchased	$131.23	$407.25
Sales, principal payments and paydown proceeds	$192.07	$136.52
Net investment income	$51.34	$39.19
Net realized gains	$0.31	$18.72
Net changes in unrealized appreciation (depreciation)	$(86.93)	$(26.13)
Total distributions declared:	$59.94	$45.83

Investment Portfolio Update4

Corporate Capital Trust’s investment portfolio consisted of investment interests in 141 companies as of March 31, 2016. The portfolio companies are diversified across multiple industries, with the largest portion invested in capital goods (16.9 percent), software and services (12.9 percent), and retailing (7.6 percent).

As of March 31, 2016, the primary investment concentrations included senior debt and subordinated debt securities, which represented 78.4 percent and 12.4 percent, respectively, of the investment portfolio at fair value.

As of March 31, 2016, 77.2 percent of the company’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (Libor), and 22.8 percent of the debt investments featured fixed interest rates. Approximately 94.8 percent of the company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was 1.0 percent as of March 31, 2016.

Recent Events

On March 22, 2016, the company filed its proxy statement for the annual shareholder meeting, which was held on May 10, 2016.

In April 2016, the company entered into an amended and restated senior secured revolving credit agreement in the amount of $928 million, with an accordion feature allowing borrowing of up to $1.34 billion. The stated interest rate also improved from Libor plus 2.50 percent to Libor plus 2 percent or Libor plus 2.25 percent, pending borrowing base conditions.

On April 27, 2016, the board of directors declared distributions for five record dates beginning on May 3, 2016, through and including May 31, 2016, at the rate of $0.015483 per share.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC

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Earnings Call

Corporate Capital Trust will hold its earnings call for the three months ended March 31, 2016, on Tuesday, May 17, 2016, at 1:00 p.m. Eastern Daylight Time. To listen to the earnings call, please dial 800-672-8961; a passcode is not required.

(1)	Corporate Capital Trust’s net asset value per share was $9.00 and $8.62 on June 17, 2011, and March 31, 2016, respectively. After considering (i) the overall changes in net asset value per share, (ii) all paid distributions from inception through March 31, 2016, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 40.6 percent for shareholders who held Corporate Capital Trust shares from June 17, 2011 (inception), through March 31, 2016. This cumulative return does not take into account any sales load that was paid by our shareholders. When taking into account the payment of a full sales load of 10 percent, the total investment return for those shareholders becomes 26.5 percent.
(2)	Corporate Capital Trust’s net asset value per share was $8.62 and $9.74 on March 31, 2016, and March 31, 2015, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.20 and $0.20 per share for the three months ended March 31, 2016 and 2015, respectively, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 7.4 percent for shareholders who held Corporate Capital Trust shares over the entire year ended March 31, 2016. This calculation does not take into account any sales load that was paid by our shareholders.
(3)	Excludes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the Company’s financial statements, unless otherwise noted.
(4)	Includes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the Company’s financial statements.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that offers individuals a unique opportunity to invest in privately owned American companies. The company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $33 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit CNL.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC

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invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com and on Twitter @KKR_Co.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission. The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at http://www.sec.gov or may be obtained by calling (866) 650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust carefully before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR), affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC